Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(i)            Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)           Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but no of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:	February 12, 2003

GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P.
By: Its:	GTCR Partners V, L.P. General Partner
By:	/s/ David A. Donnini
David A. Donnini/Principal

GTCR ASSOCIATES V
By: Its:	Golder, Thoma, Cressey, Rauner, Inc. Managing General Partner
By:	/s/ David A. Donnini
David A. Donnini/Principal

GTCR FUND VI, L.P.
By: Its: By: Its:	GTCR Partners VI, L.P. General Partner GTCR Golder Rauner, L.L.C. General Partner
By:	/s/ David A. Donnini
David A. Donnini/Principal

GTCR VI EXECUTIVE FUND, L.P.
By: Its: By: Its:	GTCR Partners VI, L.P. General Partner GTCR Golder Rauner, L.L.C. General Partner
By:	/s/ David A. Donnini
David A. Donnini/Principal

GTCR ASSOCIATES VI
By: Its: By: Its:	GTCR Partners VI, L.P. Managing General Partner GTCR Golder Rauner, L.L.C. General Partner
By:	/s/ David A. Donnini
David A. Donnini/Principal

GOLDER, THOMA, CRESSEY, RAUNER, INC.
By:	/s/ David A. Donnini
David A. Donnini/Principal

GTCR GOLDER RAUNER, L.L.C.
By:	/s/ David A. Donnini
Donald J. Edwards/Principal